Exhibit 10.2

SECURITY AGREEMENT

This Security Agreement (the “Agreement”) is entered into this 26th day of May, 2016, by JERRICK MEDIA HOLDINGS, INC., a Nevada corporation with a principal place of business in Englewood, New Jersey (hereinafter referred to as “Debtor”), whose address is 202 S Dean St. Englewood, NJ 07631 in favor of ARTHUR ROSEN, an individual (hereinafter referred to as “Secured Party”), whose address is ____________________________.

WHEREAS, Debtor and Secured Party have entered into that certain Loan Agreement, dated as of the date hereof, as amended and in effect from time to time (the “Loan Agreement”), pursuant to which Secured Party has agreed to make loans, advances and other extensions of credit to Debtor upon and subject to the terms and conditions set forth therein; and

WHEREAS, it is a condition to the obligation of Secured Party to make loans, advances and other extensions of credit to Debtor under the Loan Agreement that Debtor shall have executed and delivered this Agreement to Secured Party for the purpose of securing its obligations to Secured Party.

NOW, THEREFORE, in consideration of the foregoing and to induce Secured Party to enter into the Loan Agreement and to make loans, advances and other extensions of credit to Debtor under the Loan Agreement, Debtor agrees as follows:

SECTION 1. DEFINITIONS

All capitalized terms used herein without definition shall have the respective meanings ascribed thereto in the Loan Agreement. Any term used in this Agreement which is defined in the UCC (as defined below) and not otherwise defined in this Agreement or any other Loan Document shall have the meaning ascribed thereto in the UCC. The following terms shall have the following meanings:

“Collateral” has the meaning set forth in Section 2.

“Damages” has the meaning set forth in Section 30.

“Debtor” has the meaning set forth in the above recitals.

“Default” has the meaning set forth in Section 25.

“Jurisdiction” has the meaning set forth in Section 31C.

“Loan Agreement” has the meaning set forth in the above recitals.

“Loan Documents” refers to all documents, including this Agreement and the Loan Agreement, whether now or hereafter existing, executed in connection with or related to the Obligations, and may include, without limitation and whether executed by Debtor or others, promissory notes, guaranty agreements, deposit or other similar agreements, pledge agreements, other security agreements, security instruments, financing statements, mortgage instruments, and any renewals or modifications, whenever any of the foregoing are executed.

“Obligations” means any and all obligations of Debtor to Secured Party under the Loan Documents however created, arising or evidenced, whether direct or indirect, joint or several, absolute or contingent, now existing or hereafter arising or acquired, including future advances, and all costs and expenses incurred by Secured Party to obtain, preserve, perfect and enforce the security interest granted herein and to maintain, preserve and collect the property subject to such security interest.

“Permitted Encumbrances” means (a) liens, charges or encumbrances for taxes, assessments or governmental charges or claims which are not yet due and payable, (b) statutory liens of landlords, carriers, warehousemen, mechanics and materialmen, and (c) liens imposed in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other types of social security.

“Regulation U” has the meaning set forth in Section 23.

“Secured Party” has the meaning set forth in the above recitals.

“UCC” means the Uniform Commercial Code as presently and hereafter enacted in the State of New Jersey.

SECTION 2. GRANT OF SECURITY INTEREST

For value received and to secure payment and performance of the Obligations, Debtor hereby grants to Secured Party a continuing security interest in and lien upon all of Debtor's accounts, machinery, equipment, inventory, goods, furniture, fixtures, cash and currency, chattel paper, instruments, investment property, documents, developed technology rights, letter-of-credit rights, deposit accounts, insurance claims and proceeds, contract rights, general intangibles, intellectual property rights, copyrights, trademarks, and patents, wherever located, whether now owned or hereafter acquired, and any additions, replacements, accessions, or substitutions thereof, all cash and non-cash proceeds and products thereof and all supporting obligations related thereto (collectively, “Collateral”). The foregoing Collateral that constitutes fixtures is located at or affixed to real property located at the following addresses: 202 S Dean St. Englewood, NJ 07631.

In addition, but not in lieu of, Collateral shall also include photographic slides from the previously deemed "Guccione Gollection" and other various photographers ("Slide Collection") for value up to 4 times the outstanding Principal Balance, that is related and as is valued by the Slide Appraisal attached as Exhibit B. By way of example, if $1,000,000 of the Term Loan is outstanding, the Term Loan will be collateralized by $4,000,000 of the Slide Collection as per the Slide Appraisal. Up to 5% of the Slide Collection can be sold by the Debtor without prior consent of the Secured Party so long as the Term Loan is outstanding. If any portion of the Slide Collection is sold, the Secured Party and Lender per the Loan Agreement, will be entitled to 25% of the proceeds from the sale to be applied against the principal amount of the Term Loan outstanding as long as any portion of the principal of the Term Loan is outstanding at the time of sale.

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SECTION 3. OWNERSHIP OF COLLATERAL

Debtor owns the Collateral or has rights in the Collateral. If Collateral is being acquired with the proceeds of an advance under the Loan Documents, Debtor authorizes Secured Party to disburse proceeds directly to the seller of the Collateral. The Collateral is free and clear of all liens, security interests, and claims except for Permitted Encumbrances and those previously reported in writing to and approved by Secured Party. Debtor will keep the Collateral free and clear from all liens, security interests and claims, other than Permitted Encumbrances and those granted to or approved by Secured Party, and will defend the Collateral against all claims and demands of all persons at any time claiming any interest therein adverse to Secured Party. Debtor will not transfer, sell, or lease Collateral except as permitted herein and in the Loan Agreement.

SECTION 4. NAME AND OFFICES; JURISDICTION OF ORGANIZATION

The name and address of Debtor appearing at the beginning of this Agreement are Debtor’s exact legal name and the address of its chief executive office. There has been no change in the name of Debtor, or the name under which Debtor conducts business, within the sixty (60) days preceding the date hereof except as previously reported in writing to Secured Party. Debtor has not moved its chief executive office/place of residence within the six (6) months preceding the date hereof except as previously reported in writing to Secured Party. If a business entity, Debtor is organized solely under the laws of the State of Nevada and has not changed the jurisdiction of its organization within the six (6) months preceding the date hereof except as previously reported in writing to Secured Party.

SECTION 5. NOTIFICATIONS; LOCATION OF COLLATERAL.

Debtor will notify Secured Party in writing at least thirty (30) days prior to any change in: (i)   Debtor’s chief place of business and/or residence; (ii) Debtor’s name or identity; (iii) Debtor’s corporate/organizational structure; or (iv) the jurisdiction in which Debtor is organized. In addition, Debtor shall promptly notify Secured Party of any claims or alleged claims of any other person or entity to the Collateral or the institution of any litigation, arbitration, governmental investigation or administrative proceedings against or affecting the Collateral. Debtor will keep Collateral at the location(s) previously provided to Secured Party until such time as Secured Party provides written advance consent to a change of location. Debtor will bear the cost of preparing and filing any documents necessary to protect Secured Party’s liens.

SECTION 6. COLLATERAL CONDITION AND LAWFUL USE.

Debtor represents that the Collateral is in good repair and condition and that Debtor shall use reasonable care to prevent Collateral from being damaged or depreciating, normal wear and tear excepted. Debtor shall immediately notify Secured Party of any material loss or damage to Collateral. Debtor shall not permit any item of Collateral to become an accession to other property unless such property is also Collateral hereunder. Debtor represents it is in compliance in all material respects with all laws, rules and regulations applicable to the Collateral and its properties, operations, business, and finances.

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SECTION 7. RISK OF LOSS AND INSURANCE

Debtor shall bear all risk of loss with respect to the Collateral. The injury to or loss of Collateral, either partial or total, shall not release Debtor from payment or other performance hereof. Debtor agrees to obtain and keep in force property insurance on the Collateral with a lender’s loss payable endorsement in favor of Secured Party and commercial general liability insurance naming Secured Party as additional insured, and such other insurance as Secured Party may require from time to time. Such insurance is to be in form and amounts satisfactory to Secured Party and issued by reputable insurance carriers reasonably satisfactory to Secured Party. All such policies shall provide to Secured Party a minimum of thirty (30) days written notice of cancellation. Debtor shall furnish to Secured Party copies of such policies, or other evidence of such policies satisfactory to Secured Party. If Debtor fails to obtain or maintain in force such insurance or fails to furnish such evidence, Secured Party is authorized, but not obligated, to purchase any or all such insurance protecting such interest as Secured Party deems appropriate against such risks and for such coverage and for such amounts, including either the loan amount or value of the Collateral, all at its discretion, and at Debtor’s expense, in accordance with the terms of the Loan Agreement. In such event, Debtor agrees to reimburse Secured Party for the cost of such insurance and Secured Party may add such cost to the Obligations. Debtor shall bear the risk of loss to the extent of any deficiency in the effective insurance coverage with respect to loss or damage to any of the Collateral. Debtor hereby assigns to Secured Party the proceeds of all property insurance covering the Collateral up to the amount of the Obligations and directs any insurer to make payments directly to Secured Party. Debtor hereby appoints Secured Party its attorney-in-fact, which appointment shall be irrevocable and coupled with an interest for so long as Obligations are unpaid, to file proof of loss and/or any other forms required to collect from any insurer any amount due from any damage to or destruction of Collateral, to agree to and bind Debtor as to the amount of said recovery, to designate any payees of such recovery, to grant releases to insurer, to grant subrogation rights to any insurer, and to endorse any settlement check or draft. Debtor agrees not to exercise any of the foregoing powers granted to Secured Party without Secured Party’s prior written consent.

SECTION 8. TAXES

Debtor agrees to pay promptly all taxes and assessments upon or for the use of Collateral. At its option, Secured Party may discharge taxes, liens, security interests or other encumbrances at any time levied or placed on Collateral. Debtor agrees to reimburse Secured Party, on demand, for any such payment made by Secured Party. Any amounts so paid shall be added to the Obligations.

SECTION 9. FINANCING STATEMENTS, CERTIFICATES OF TITLE, POWER OF ATTORNEY.

No financing statement (other than any filed or approved by Secured Party) covering any Collateral is on file in any public filing office. Debtor authorizes the filing by Secured Party at any time and from time to time of one or more financing statements and amendments thereto covering the Collateral in form satisfactory to Secured Party (and which may describe the Collateral as all assets of Debtor), agrees to deliver certificates of title on which Secured Party’s lien has been indicated covering any Collateral subject to a certificate of title statute, and will pay all costs and expenses of filing or applying for the same. Debtor hereby constitutes and appoints Secured Party the true and lawful attorney of Debtor with full power of substitution to take any and all appropriate action and to execute any and all documents, instruments or applications that may be necessary or desirable to accomplish the purpose and carry out the terms of this Agreement. The foregoing power of attorney is coupled with an interest and shall be irrevocable until all of the Obligations have been paid in full. Neither Secured Party nor anyone acting on its behalf shall be liable for acts, omissions, errors in judgment, or mistakes in fact in such capacity as attorney-in-fact. Debtor ratifies all acts of Secured Party as attorney-in- fact. Debtor agrees to take such other actions, at Debtor’s expense, as might be requested for the perfection, continuation and assignment, in whole or in part, of the security interests granted herein and to assure and preserve Secured Party’s intended priority position. If Debtor shall hold or acquire a commercial tort claim, Debtor will immediately notify Secured Party in writing thereof, such notice to provide the particulars of such claim and grant to Secured Party a security interest therein and in the proceeds thereof. If certificates, passbooks, or other documentation or evidence is/are issued or outstanding as to any of the Collateral, Debtor will cause the security interests of Secured Party to be properly protected, including perfection by notation thereon or delivery thereof to Secured Party.

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SECTION 10. LANDLORD/MORTGAGEE WAIVERS

Debtor shall cause each landlord of real property leased by Debtor and each mortgagee of real property owned by Debtor to execute and deliver instruments satisfactory in form and substance to Secured Party by which such mortgagee or landlord subordinates its rights, if any, in the Collateral.

SECTION 11. CONTROL

At Secured Party’s request, Debtor shall authorize and direct any depositary bank or securities intermediary that holds Collateral to (a) comply with the terms of this Agreement and to enter into an agreement satisfactory to Secured Party to perfect Secured Party’s security interest in such Collateral by control and (b) mark its records to show the security interest of and/or the transfer to Secured Party of the property pledged as Collateral hereunder. Debtor will cooperate with Secured Party in obtaining control with respect to Collateral consisting of electronic chattel paper and will not create any electronic chattel paper without taking all steps deemed necessary by Secured Party to confer control of the electronic chattel paper upon Secured Party in accordance with the UCC. Upon the occurrence and continuation of a Default, Secured Party shall be entitled to deliver to any depositary bank, securities intermediary or other applicable third party notice of the exercise of its control rights with respect to such Collateral.

SECTION 12. CHATTEL PAPER, ACCOUNTS, GENERAL INTANGIBLES

Debtor warrants that Collateral consisting of chattel paper, accounts, or general intangibles is (i) genuine and enforceable in accordance with its terms; (ii) not subject to any defense, set-off, claim or counterclaim of a material nature against Debtor except as to which Debtor has notified Secured Party in writing; and (iii) not subject to any other circumstances that would impair the validity, enforceability, value, or amount of such Collateral except as to which Debtor has notified Secured Party in writing. Debtor shall not amend, modify or supplement any lease, contract or agreement contained in Collateral or waive any provision therein in a manner materially adverse to the Debtor’s interest or the Secured Party’s Collateral, without prior written consent of Secured Party. Debtor will not create any tangible chattel paper without placing a legend on the chattel paper acceptable to Secured Party indicating that Secured Party has a security interest in the chattel paper.

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SECTION 13. ACCOUNT DEBTORS

If a Default should occur, Secured Party shall have the right, at any time thereafter, to notify the account debtors obligated on any or all of the Collateral to make payment thereof directly to Secured Party and Secured Party may take control of all proceeds of any such Collateral. The cost of such collection and enforcement, including attorneys’ fees and expenses, shall be borne solely by Debtor whether the same is incurred by Secured Party or Debtor. If a Default should occur, then upon demand of Secured Party, Debtor will, upon receipt of all checks, drafts, cash and other remittances in payment on Collateral, deposit the same in a special Secured Party account maintained with Secured Party, over which Secured Party also has the power of withdrawal.

If a Default should occur, no discount, credit, or allowance shall be granted by Debtor to any account debtor and no return of merchandise shall be accepted by Debtor without Secured Party’s consent. Secured Party may, after Default, settle or adjust disputes and claims directly with account debtors for amounts and upon terms that Secured Party considers advisable, and in such cases Secured Party will credit the Obligations with the net amounts received by Secured Party, after deducting all of the expenses incurred by Secured Party. Debtor agrees to indemnify and defend Secured Party and hold it harmless with respect to any claim or proceeding arising out of any matter related to collection of Collateral.

SECTION 14. GOVERNMENT CONTRACTS

If any Collateral covered hereby arises from obligations due to Debtor from any governmental unit or organization, Debtor shall immediately notify Secured Party in writing and execute all documents and take all actions deemed necessary by Secured Party to ensure recognition by such governmental unit or organization of the rights of Secured Party in the Collateral, including, without limitation, compliance with the Federal Assignment of Claims Act or like federal, state or local statute or rule.

SECTION 15. INVENTORY

So long as no Default has occurred, Debtor shall have the right in the regular course of business, to process and sell Debtor’s inventory. If a Default should occur, Debtor will, upon receipt of all checks, drafts, cash and other remittances, in payment of Collateral sold, deposit the same in a special Secured Party account maintained with Secured Party, over which Secured Party also has the power of withdrawal. Debtor agrees to notify Secured Party immediately in the event that any inventory purchased by or delivered to Debtor is evidenced by a bill of lading, dock warrant, dock receipt, warehouse receipt or other document of title and to deliver such document to Secured Party upon request.

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SECTION 16. INSTRUMENTS, CHATTEL PAPER, DOCUMENTS

Unless Secured Party shall hereafter otherwise direct or consent in writing, any Collateral that is, or is evidenced by, instruments, chattel paper or negotiable documents will be properly assigned to and the originals of any such Collateral in tangible form (accompanied by such instruments of transfer and assignment duly executed in blank as Secured Party may from time to time specify) deposited with and held by Secured Party. Secured Party may, without notice, after the occurrence and continuance of a Default, exercise any or all rights of collection, conversion, or exchange and other similar rights, privileges and options pertaining to such Collateral, but shall have no duty to do so.

SECTION 17. COLLATERAL DUTIES

Secured Party shall have no custodial or ministerial duties to perform with respect to Collateral pledged except as set forth herein; and by way of explanation and not by way of limitation, Secured Party shall incur no liability for any of the following: (i) loss or depreciation of Collateral (unless caused by its willful misconduct or gross negligence), (ii) failure to present any paper for payment or protest, to protest or give notice of nonpayment, or any other notice with respect to any paper or Collateral.

SECTION 18. TRANSFER OF COLLATERAL

Secured Party may assign its rights in Collateral or any part thereof to any assignee who shall thereupon become vested with all the powers and rights herein given to Secured Party with respect to the property so transferred and delivered, and Secured Party shall thereafter be forever relieved and fully discharged from any liability with respect to such property so transferred, but with respect to any property not so transferred, Secured Party shall retain all rights and powers hereby given.

SECTION 19. INSPECTION, BOOKS AND RECORDS

Debtor will at all times keep accurate and complete records covering each item of Collateral, including the proceeds therefrom. Secured Party, or any of its agents, shall have the right, at intervals not more frequent than every one hundred eighty (180) days and without hindrance or delay, at Debtor’s expense in accordance with the terms of the Loan Agreement, to inspect, audit, and examine the Collateral and to make copies of and extracts from the books, records, journals, orders, receipts, correspondence and other data relating to Collateral, Debtor’s business or any other transaction between the parties hereto. Debtor will at its expense furnish Secured Party copies thereof upon request. For the further security of Secured Party, it is agreed that Secured Party has and is hereby granted a security interest in all books and records of Debtor pertaining to the Collateral.

SECTION 20. COMPLIANCE WITH LAW

Debtor will comply in all material respects with all federal, state and local laws and regulations, applicable to it, including without limitation, environmental and labor laws and regulations, in the creation, use, operation, manufacture and storage of the Collateral and the conduct of its business.

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SECTION 21. REGULATION U

None of the proceeds of the credit secured hereby shall be used directly or indirectly for the purpose of purchasing or carrying any margin stock in violation of any of the provisions of Regulation U of the Board of Governors of the Federal Reserve System (“Regulation U”), or for the purpose of reducing or retiring any indebtedness which was originally incurred to purchase or carry margin stock or for any other purchase which might render the Loan a “Purpose Credit” within the meaning of Regulation U.

SECTION 22. ATTORNEYS’ FEES AND OTHER COSTS OF COLLECTION

Debtor shall pay all of Secured Party’s expenses incurred in enforcing this Agreement and in preserving and liquidating Collateral, including but not limited to attorneys’ and experts’ fees and expenses, whether incurred with or without the commencement of a suit, trial, arbitration, or administrative proceeding, or in any appellate or bankruptcy proceeding.

SECTION 23. DEFAULT

If any of the following occurs, a default (“Default”) under this Agreement shall exist:

A.                   Loan Document Default. A default or an event of default under this Agreement or any other Loan Document.

B.                   Collateral Loss or Destruction. Any loss, theft, substantial damage, or destruction of Collateral not fully covered by insurance, or as to which insurance proceeds are not

(i) used to replace or repair such damaged Collateral or (ii) remitted to Secured Party, in either case within sixty (60) days of the loss.

C.                   Collateral Sale, Lease or Encumbrance. Any sale, lease, or encumbrance of any Collateral not specifically permitted herein or under the Loan Documents without prior written consent of Secured Party.

D.                   Levy, Seizure or Attachment. The making of any levy, seizure, or attachment on or of Collateral which is not removed within ten (10) days.

E.                   Unauthorized Collection of Collateral. Any attempt, outside the ordinary course of business, to collect, cash in or otherwise recover deposits that are Collateral.

F.                   Third Party Breach. Any default or breach by a depositary bank or securities intermediary of any provision contained in a control agreement entered into pursuant to Section 11 in connection with any of the Collateral.

G.                   Unauthorized Termination. Any attempt to terminate, revoke, rescind, modify, or violate the terms of this Agreement or any Control Agreement without the prior written consent of Secured Party.

H.                   Impairment of Security. If any Lien granted hereunder shall terminate (except in accordance with its terms) or shall cease to be a first priority perfected security interest in favor of Secured Party (subject to Permitted Encumbrances or other security interests or claims approved by Secured Party).

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SECTION 24. REMEDIES ON DEFAULT (INCLUDING POWER OF SALE)

                   If a Default occurs, Secured Party shall have all the rights and remedies of a secured party under the Uniform Commercial Code. Without limitation thereto, Secured Party shall have the following rights and remedies: (i) to take immediate possession of Collateral, without notice or resort to legal process, and for such purpose, to enter upon any premises on which Collateral or any part thereof may be situated and to remove the same therefrom, or, at its option, to render Collateral unusable or dispose of said Collateral on Debtor’s premises; (ii) to require Debtor to assemble the Collateral and make it available to Secured Party at a place to be designated by Secured Party; (iii) to exercise its right of set-off or Secured Party lien as to any monies of Debtor deposited in accounts of any nature maintained by Debtor with Secured Party or affiliates of Secured Party, without advance notice, regardless of whether such accounts are general or special; and (iv) to dispose of Collateral, as a unit or in parcels, separately or with any real property interests also securing the Obligations, in any county or place to be selected by Secured Party, at either private or public sale (at which public sale Secured Party may be the purchaser) with or without having the Collateral physically present at said sale.

Any notice of sale, disposition or other action by Secured Party required by law and sent to Debtor at Debtor’s address shown above, or at such other address of Debtor as may from time to time be shown on the records of Secured Party, at least ten (10) days prior to such action, shall constitute reasonable notice to Debtor. Notice shall be deemed given or sent when mailed, via certified mail, postage prepaid to Debtor’s address as provided herein. Secured Party shall be entitled to apply the proceeds of any sale or other disposition of the Collateral, and the payments received by Secured Party with respect to any of the Collateral, to Obligations in such order and manner as Secured Party may determine. Collateral that is subject to rapid declines in value and is customarily sold in recognized markets may be disposed of by Secured Party in a recognized market for such collateral without providing notice of sale. Debtor waives any and all requirements that the Secured Party sell or dispose of all or any part of the Collateral at any particular time, regardless of whether Debtor has requested such sale or disposition.

SECTION 25. STANDARDS FOR EXERCISING RIGHTS AND REMEDIES

To the extent that applicable law imposes duties on Secured Party to exercise remedies in a commercially reasonable manner, Debtor acknowledges and agrees that it is not commercially unreasonable for Secured Party (a) to fail to incur expenses reasonably deemed significant by Secured Party to prepare Collateral for disposition or otherwise to fail to complete raw material or work in process into finished goods or other finished products for disposition, (b) to fail to obtain third party consents for access to Collateral to be disposed of, or to obtain or, if not required by other law, to fail to obtain governmental or third party consents for the collection or disposition of Collateral to be collected or disposed of, (c) to fail to exercise collection remedies against account debtors or other persons obligated on Collateral or to fail to remove liens or encumbrances on or any adverse claims against Collateral, (d) to exercise collection remedies against account debtors and other persons obligated on Collateral directly or through the use of collection agencies and other collection specialists, (e) to advertise dispositions of Collateral through publications or media of general circulation, whether or not the Collateral is of a specialized nature, (f) to contact other persons, whether or not in the same business as Debtor, for expressions of interest in acquiring all or any portion of the Collateral, (g) to hire one or more professional auctioneers to assist in the disposition of Collateral, whether or not the collateral is of a specialized nature, (h) to dispose of Collateral by utilizing Internet sites that provide for the auction of assets of the types included in the Collateral or that have the reasonable capability of doing so, or that match buyers and sellers of assets, (i) to dispose of assets in wholesale rather than retail markets, (j) to disclaim disposition warranties, (k) to purchase insurance or credit enhancements to insure Secured Party against risks of loss, collection or disposition of Collateral or to provide to Secured Party a guaranteed return from the collection or disposition of Collateral, or (l) to the extent deemed appropriate by Secured Party, to obtain the services of other brokers, investment bankers, consultants and other professionals to assist Secured Party in the collection or disposition of any of the Collateral. Debtor acknowledges that the purpose of this Section 27 is to provide non-exhaustive indications of what actions or omissions by Secured Party would fulfill Secured Party’s duties under the UCC or other applicable law in Secured Party’s exercise of remedies against the Collateral and that other actions or omissions by Secured Party shall not be deemed to fail to fulfill such duties solely on account of not being indicated in this Section 27. Without limitation upon the foregoing, nothing contained in this Section 27 shall be construed to grant any rights to Debtor or to impose any duties on Secured Party that would not have been granted or imposed by this Agreement or by applicable law in the absence of this Section 27.

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SECTION 26. REMEDIES ARE CUMULATIVE

No failure on the part of Secured Party to exercise, and no delay in exercising, any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise by Secured Party or any right, power or remedy hereunder preclude any other or further exercise thereof or the exercise of any right, power or remedy. The remedies herein provided are cumulative and are not exclusive of any remedies provided by law, in equity, or in other Loan Documents.

SECTION 27. WAIVERS BY DEBTOR

Debtor agrees not to assert against Secured Party as a defense (legal or equitable), as a set-off, as a counterclaim, or otherwise, any claims Debtor may have against any seller or lessor that provided personal property or services relating to any part of the Collateral or against any other party liable to Secured Party for all or any part of the Obligations. Debtor waives all exemptions and homestead rights with regard to the Collateral. Debtor waives any and all rights to any bond or security which might be required by applicable law prior to the exercise of any of Secured Party’s remedies against any Collateral. All rights of Secured Party and security interests hereunder, and all obligations of Debtor hereunder, shall be absolute and unconditional, not discharged or impaired irrespective of (and regardless of whether Debtor receives any notice of): (i) any lack of validity or enforceability of any Loan Document; (ii) any change in the time, manner or place of payment or performance, or in any term, of all or any of the Obligations or the Loan Documents or any other amendment or waiver of or any consent to any departure from any Loan Document; or (iii) any exchange, insufficiency, unenforceability, enforcement, release, impairment or non-perfection of any Collateral, or any release of or modifications to or insufficiency, unenforceability or enforcement of the obligations of any guarantor or other obligor. To the extent permitted by law, Debtor hereby waives any rights under any valuation, stay, appraisement, extension or redemption laws now existing or which may hereafter exist and which, but for this provision, might be applicable to any sale or disposition of the Collateral by Secured Party; and any other circumstance which might otherwise constitute a defense available to, or a discharge of any party with respect to the Obligations. To the extent it may lawfully do so, Debtor waives the benefit of all laws relating to the marshalling of collateral.

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SECTION 28. INDEMNIFICATION.

Debtor shall protect, indemnify and save harmless Secured Party from and against all losses, liabilities, obligations, claims, damages, penalties, fines, causes of action, costs and expenses (including, without limitation, reasonable attorneys’ fees and expenses) (collectively, “Damages”) imposed upon, incurred by or asserted against Secured Party on account of or in connection with (i) the Loan Documents or any failure or alleged failure of Debtor to comply with any of the terms or representations of, or the inaccuracy or breach of any representation in, the Loan Documents; (ii) the Collateral, any claim of loss or damage to the Collateral or any injury or claim of injury to, or death of, any person or property that may be occasioned by any cause whatsoever pertaining to the Collateral or the use, occupancy or operation thereof, (iii) any failure or alleged failure of Debtor to comply with any law, rule or regulation applicable to it or to the Collateral or the use, occupancy or operation of the Collateral (including, without limitation, the failure to pay any taxes, fees or other charges), (iv) any Damages whatsoever by reason of any alleged action, obligation or undertaking of Secured Party relating in any way to or any matter contemplated by the Loan Documents, or (v) any claim for brokerage fees or such other commissions relating to the Collateral or any other Obligations; provided that such indemnity shall be effective only to the extent of any Damages that may be sustained by Secured Party in excess of any net proceeds received by it from any insurance of Debtor (other than self- insurance) with respect to such Damages. Nothing contained herein shall require Debtor to indemnify Secured Party for any Damages resulting from Secured Party’s gross negligence or its willful misconduct. The indemnity provided for herein shall survive payment of the Obligations and shall extend to the officers, directors, employees and duly authorized agents of Secured Party. In the event Secured Party incurs any Damages arising out of or in any way relating to the transaction contemplated by the Loan Documents (including any of the matters referred to in this section), the amounts of such Damages shall be added to the Obligations, shall bear interest, to the extent permitted by law, at the interest rate borne by the Obligations from the date incurred until paid and shall be payable on demand.

SECTION 29. MISCELLANEOUS.

A.                   Amendments and Waivers. No waiver, amendment or modification of any provision of this Agreement shall be valid unless in writing and signed by Debtor and an officer of Secured Party. No waiver by Secured Party of any Default shall operate as a waiver of any other Default or of the same Default on a future occasion.

B.                   Assignment. All rights of Secured Party hereunder are freely assignable, in whole or in part, and shall inure to the benefit of and be enforceable by Secured Party, its successors, assigns and affiliates. Debtor shall not assign its rights and interest hereunder without the prior written consent of Secured Party, and any attempt by Debtor to assign without Secured Party’s prior written consent is null and void. Unless otherwise agreed in writing by Secured Party, any assignment shall not release Debtor from the Obligations. This Agreement shall be binding upon Debtor, and the heirs, personal representatives, successors, and assigns of Debtor.

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C.                   Applicable Law. This Agreement shall be governed by and construed under the law of the State of New Jersey (the “Jurisdiction”) without regard to the Jurisdiction’s conflict of laws principles, except to the extent that the UCC requires the application of the law of a different jurisdiction.

D.                   Jurisdiction and Venue. Debtor irrevocably agrees to exclusive personal jurisdiction and venue in any federal or state court located within the State of New Jersey.

E.                   Waiver of Jury Trial. DEBTOR WAIVES ITS RIGHT TO A JURY TRIAL WITH RESPECT TO ANY ACTION OR CLAIM ARISING OUT OF ANY DISPUTE IN CONNECTION WITH THIS AGREEMENT, ANY RIGHTS, REMEDIES, OBLIGATIONS, OR DUTIES HEREUNDER, OR THE PERFORMANCE OR ENFORCEMENT HEREOF OR THEREOF. Except as prohibited by law, Debtor waives any right which it may have to claim or recover in any litigation referred to in the preceding sentence any special, exemplary, punitive or consequential damages or any damages other than, or in addition to, actual damages. Debtor (i)    certifies that neither Secured Party nor any representative, agent or attorney of Secured Party has represented, expressly or otherwise, that Secured Party would not, in the event of litigation, seek to enforce the foregoing waivers or other waivers contained in this Agreement, and (ii)     acknowledges that, in entering into the Loan Agreement and other Loan Documents to which Secured Party is a party, the Secured Party is relying upon, among other things, the waivers and certifications contained in this Section.

F.                   Severability. If any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective but only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

G.                   Notices. Any notices to Debtor shall be sufficiently given, if in writing and mailed or delivered to the address of Debtor shown above or such other address as provided hereunder; and to Secured Party, if in writing and mailed or delivered to shown above or such other address as Secured Party may specify in writing from time to time. In the event that Debtor changes Debtor’s mailing address at any time prior to the date the Obligations are paid in full, Debtor agrees to promptly give written notice of said change of address by registered or certified mail, return receipt requested, all charges prepaid.

H.                   Captions. The captions contained herein are inserted for convenience only and shall not affect the meaning or interpretation of this Agreement or any provision hereof. The use of the plural shall also mean the singular, and vice versa.

I.                   Joint and Several Liability. If more than one party (other than Secured Party) has signed this Agreement, such parties are jointly and severally obligated hereunder.

J.                   Binding Contract. Debtor by execution and Secured Party by acceptance of this Agreement, agree that each party is bound by all terms and provisions of this Agreement.

K.                   Final Agreement. This Agreement and the other Loan Documents represent the final agreement between the parties and may not be contradicted by evidence of prior, contemporaneous or subsequent written or oral agreements of the parties. There are no unwritten oral agreements between the parties.

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L.                    Essence of Time. Time is of the essence hereunder.

M.                   Counterparts. This Agreement may be executed in multiple counterparts, each of which shall constitute an original, and all of which shall constitute one document. Execution and delivery of this Agreement by electronic means (including, without limitation, facsimile transmission and transmission of a version of the document in Adobe Acrobat format by e-mail) shall serve to fully bind the party so executing and delivering such counterpart of this Agreement.

IN WITNESS WHEREOF, Debtor, on the day and year first written above, has caused this Security Agreement to be executed under seal.

DEBTOR:

JERRICK MEDIA HOLDINGS, INC., a Nevada corporation

By:	(SEAL)
Name:	JEREMY FROMMER
Title:	CEO

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